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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 2, 1998

                                STC BROADCASTING
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State of Other Jurisdiction of Incorporation)

        333-29555                                       75-2676358
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 (Commission File Number)                  (I.R.S. Employer Identification No.)

           3839 4th Street North
                Suite 420
         St. Petersburg, Florida                                  33703
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 (Address of Principal Executive Offices)                      (Zip Code)


                                 (727) 821-7900
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      In a series of transactions, the Company acquired certain assets from Hearst-Argle Television, Inc. ("Hearst") structured as a Section 1031 tax deferred exchange of assets. On February 3, 1998, the Company agreed to acquire WPTZ-TV ("WPTZ"), WNNE-TV ("WNNE"), and enter into a local marketing agreement ("LMA") for WFFF-TV (WFFF") from Sinclair Broadcast Group, Inc. ("Sinclair") for $72.0 million, with the intention of using these assets in the Hearst transaction. WPTZ and WNNE are the NBC affiliates and WFFF is the Fox affiliate serving the Burlington, Vermont, and Plattsburgh, New York, television market. On February 18, 1998, the company entered into an asset exchange agreement with Hearst whereby the Company would transfer to Hearst KSBW-TV, the NBC affiliate for Salinas, California, WPTZ, and WNNE in exchange for receiving WDTN-TV, the ABC affiliate in Dayton, Ohio, WNAC-TV, the Fox affiliate in Providence, Rhode Island, WNAC-TV's interest in a Joint Marketing Programming Agreement with WPRI-TV, the CBS affiliate in Providence, Rhode Island, and approximately $22 million in cash.

      On April 24, 1998, the Company completed a purchase of non-license assets of WPTZ, WNNE and WFFF for $70.0 million. Funds to complete the acquisition were provided by Hearst, and the assets acquired were pledged to Hearst under a related loan agreement. On July 1, 1998, the FCC approved the transactions and on July 2, 1998, the Company, Hearst and Sinclair closed the transactions. The Company received a capital contribution of $10.4 million from Sunrise Television Corp. and entered into a new senior credit agreement providing for a $100.0 million term loan and a $40.0 million revolver. On July 2, 1998, the Company borrowed $70.0 million under the term loan portion and $2.5 million under the revolver portion of the new senior credit agreement. The $10.4 million capital contribution and the $72.5 million of borrowed funds were used to pay off the approximate $49 million net loan to Hearst, $2.0 million due Sinclair, $24.5 million under the old loan agreement, and the remainder was used to pay transaction fees and working capital needs.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Financial information of WDTN-TV and WNAC-TV will be filed on or about August 28, 1998 with the Commission on the Company's Registration Statement on Form S1 (Registration Number 333-29555).

(b)  Pro Forma Financial Information.

     Pro forma financial information for the Acquisition, as well as certain other transactions, will be filed on or about August 28, 1998.

(c)  Exhibits.

2.1 Asset Purchase Agreement dated as of February 3, 1998, by and among Tuscaloosa Broadcasting, Inc. as seller and STC Broadcasting of Vermont, Inc. as buyer. (Incorporated by reference to the Company's form 10-K filed for year ended December 31, 1997.)

2.2 Asset Exchange Agreement dated as of February 18, 1998 by and among STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc., STC License Company, STC Broadcasting of Vermont Subsidiary, Inc., and Hearst-Argyle Stations, Inc. (Incorporated by reference to the Company's form 10-K filed for year ended December 31, 1997.)

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             STC BROADCASTING, INC.

Date:  July 17, 1998                         By:  /s/ DAVID A. FITZ
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                                             David A. Fitz
                                             Senior Vice President and
                                             Chief Financial Officer